THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK

OF

DIGIPATH, INC.

Original Issue Date: March 15, 2016

This is to certify that, FOR VALUE RECEIVED, _______________ or assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from DIGIPATH, INC., a Nevada corporation (the “Company”), _______________________(______) fully paid, validly issued and nonassessable shares of common stock, $0.001 par value, of the Company (“Common Stock”) at a price of $0.30 per share. This Warrant may be exercised at any time or from time to time during the three-year period (the “Exercise Period”) commencing on the Original Issue Date set forth above. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share of Common Stock in effect at any time with respect to any Warrant Shares, and as adjusted from time to time, is hereinafter sometimes referred to as the “Exercise Price.”

1. Exercise Of Warrant; Cancellation Of Warrant.

(a) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if either such day is a day on which banking institutions in the State of Nevada are authorized by law to close, then on the next succeeding day which shall not be such a day.

(b) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the applicable Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

(c) At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section 1, by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the Exercise Price with respect to such Warrant Shares by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section 3 below, except that for purposes hereof, the date of exercise, as used in such Section 3, shall mean the Exchange Date.

2. Reservation Of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of the shares of Common Stock, determined as follows:

(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

(b) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is quoted on the OTC Bulletin Board or by the OTC Markets Group, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the OTC Bulletin Board or the OTC Markets Group, Inc., as applicable, on the last business day prior to the date of the exercise of this Warrant; or

2

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4. Exchange, Transfer, Assignment Or Loss Of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5. Rights Of The Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Anti-Dilution Provisions. The Exercise Price in effect at any time, and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

3

(b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

(d) The form of this Warrant need not be changed because of any adjustment in the number of Exercise Price or Warrant Shares subject to this Warrant.

7. Notices To Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

4

8. Reclassification, Reorganization Or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 6 hereof.

9. Representations of Holder.

(a) The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, its account only.

(b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(c) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, or to comply with any exemption from such registration.

5

(d) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

(e) The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances.

(f) The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(g) The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

10. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

11. Governing Law. This Warrant is made under and shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles relating to conflict of laws.

[Signature Page Follows]

6

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly signed as of the Original Issue Date first above referenced.

DIGIPATH, INC.

By:
Name:	Todd Peterson
Title:	CFO

7

PURCHASE FORM

Dated: ________________________

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock of DigiPath, Inc. and hereby makes payment of ______ in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Please typewrite or print in block letters)

Address:

Signature:

ASSIGNMENT FORM

FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto

Name:
(Please typewrite or print in block letters)

Address:

the right to purchase Common Stock of DigiPath, Inc. represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:

Signature: